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                                                                    EXHIBIT 10.8

                               REFERRAL AGREEMENT
                                     BETWEEN
                     RENAISSANCE UNDERWRITING MANAGERS LTD.
                                       AND
                       PLATINUM UNDERWRITERS BERMUDA, LTD.

This Referral Agreement ("Agreement") is made and entered into by and between Renaissance Underwriting Managers Ltd. (hereinafter referred to as "RUM") and Platinum Underwriters Bermuda, Ltd. (hereinafter referred to as the "Company").

The parties hereto agree as herein below, in consideration of the mutual covenants contained in the following Articles and upon the terms and conditions as set forth therein:

ARTICLE I: OBLIGATIONS OF THE PARTIES

RUM, a subsidiary of Renaissance Re Holdings Ltd ("Renaissance"), and the Company have entered into an Agreement whereby RUM will from time to time provide referrals of treaty and facultative reinsurance contracts to the Company for compensation as outlined herein. RUM will not retain any liability as respects those contracts referred except as provided in Article V; and the Company will be responsible for the management of such business in all respects.

ARTICLE II: TERM

(1) TERM: This Agreement shall be effective from November 1, 2002 through October 31, 2007 as respects treaty and facultative reinsurance contracts with inception and/or anniversary dates during the period.

(2) This Agreement is not cancelable prior to the expiration date by either party. Run-off or cut-off of this agreement will be mutually agreed. If no agreement can be reached, the contract shall run-off.

ARTICLE III: DEFINITIONS

The following definitions will apply to this Agreement:

(1) "SUBJECT BUSINESS" will consist of "RENAISSANCE RE GROUP BUSINESS" and "DIRECTED BUSINESS" as defined below.

         "RENAISSANCE RE GROUP BUSINESS" is defined as all treaty and facultative reinsurance contracts ceded to the Company from companies owned or managed by RenaissanceRe Holdings or its subsidiaries. Renaissance Re Group Business will be specifically listed in EXHIBIT A, to be added to this agreement and updated monthly.

         "DIRECTED BUSINESS" is defined as all treaty and facultative reinsurance contracts from unrelated parties written by the Company that was directed to the Company by RUM. Directed Business will be specifically listed in either EXHIBIT B or EXHIBIT B PRIME, to be added to the Agreement and updated monthly, or as contracts are added. The Company has the sole right to determine which contracts will be added to the list in EXHIBIT B and EXHIBIT B PRIME. Contracts listed in Exhibit B shall be considered Directed Business for all renewals until the Termination of this Agreement. Contracts listed

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         in Exhibit B Prime shall only be considered Directed Business for the annual period listed on Exhibit B Prime.

         At the time of referral of potential Subject Business, the parties will clearly indicate in which Exhibit the contracts will be included.

(2) "AGREEMENT" means this Agreement, together with the exhibits hereto, as the same may be amended in accordance herewith from time to time.

(3) "ANNUAL PERIOD" as used herein will initially be from November 1, 2002 to October 31, 2002 and each 12-month period thereafter until the expiration of this Agreement on October 31, 2007.

(4) "AVERAGE QUARTERLY EXPERIENCE ACCOUNT BALANCE" means, for the purpose of Article IV(3) hereof, the sum of the Interest Credit Base on the last day of the current quarter plus the Interest Credit Base on the last day of the immediately prior quarter, multiplied by 0.50. However, for the initial quarter of this Agreement, the Average Quarterly Experience Account Balance shall equal the Interest Credit Base on the last day of such quarter multiplied by 0.50.

(5) "AVERAGE QUARTERLY ONE-YEAR TREASURY NOTE RATE" means, for the purpose of Article IV(3) hereof, the one-year Treasury Note rate prevailing on the last day of the applicable quarter, multiplied by 90 divided by 360.

(6) "GROSS LOSSES INCURRED" means, for the purpose of Article IV(2) hereof, for each Annual Period, the gross losses and loss adjustment expenses paid as of the date of calculation, plus the ceded reserves for losses and loss adjustment expenses outstanding as of the same date (including any ceded reserves for incurred but not reported loss as carried on the audited financial statements of the Company), it being understood and agreed that all losses and related loss adjustment expenses under the policies allocated to an Annual Period shall be charged to the annual period, regardless of the date said losses actually occur.

(7) "GROSS PREMIUMS WRITTEN" means, for the purpose of Article IV hereof, all direct premiums written by the Company related to Subject Business, without deduction for any premiums ceded by the Company or premiums paid for reinsurance recoveries which inure to the benefit of the Company.

(8) "INTEREST CREDIT BASE" means, for the purpose of Article IV(3) hereof, the year-to-date collected Gross Written Premium minus the year-to-date gross losses and loss adjustment expenses paid, minus the year-to-date acquisition expenses paid.

ARTICLE IV: FEES AND COMMISSIONS

(1)      FINDER'S FEE

         Within 30 days following each Annual Period, the Company shall pay to RUM a Finder's Fee on the Directed Business included in EXHIBIT B and EXHIBIT B PRIME written by the Company pursuant to this Agreement for the Annual Period.

         The Finder's Fee Rate shall be 1.0% percent of Gross Written Premium for all pro-rata business, 2.5% of Gross Written Premium on all excess of loss business, and 7.5% of the margin on all finite business. The Finder's Fee will not apply to the portion of the premium retroceded to Renaissance Reinsurance, Ltd. pursuant to Article V.

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         The Finder's Fee Payment will be the calculated based on the Finder's
         Fee Rate as indicated in the preceding paragraph and will be deemed to be final when paid. The determination as to what constitutes pro-rata, excess of loss and finite business will be mutually agreed by RUM and the Company. Margin will be calculated on finite business by a method mutually agreed by both parties.

(2)      PROFIT COMMISSION

         This Profit Commission article will apply to all Subject Business included in this Agreement as listed in EXHIBITS A, the "Renaissance Re Group Business" and EXHIBIT B and EXHIBIT B PRIME, the "Directed Business".

         In consideration of the services rendered by RUM pursuant to this Agreement, the Company shall pay RUM a Profit Commission in respect of the each Annual Period. RUM shall calculate the amount of Profit Commission due for each Annual Period. The Profit Commission will be resettled 30 days following the end of each Annual Period until all income and liability for the Subject Business applicable to that Annual Period is extinguished or until mutually agreed by both parties.

         The Amount of Profit will be equal to the positive balance, if any, derived from the following formula: the earned portion of Gross Premiums Written less the sum of: (i) Gross Losses Incurred and (ii) actual expenses paid (direct expenses including but not limited to brokerage and FET) by the Company on Subject Business plus an interest credit, calculated at the option of RUM.

         The Profit Commission Rate for each Annual Period shall be twenty (20%) percent. The Profit Commission shall be equal to the Amount of Profit multiplied by the Profit Commission Rate.

         The Company will calculate and provide interim reports of the Profit Commission as of each September 30th within 30 days following each Annual Period. There will be a separate profit commission calculation for each Annual Period with unlimited deficit carry forward. As respects each calculation, any additional Profit Commission due RUM shall be paid by the Company with the report, and any return Profit Commission shown to be due the Company shall be paid by RUM within 30 days after receipt of the report.

         Profit Commission shall not apply to the portion of the premium retroceded to RUM, pursuant to Article V.

(3)      INTEREST CREDIT

         This Interest Credit article will apply to all Subject Business included in this Agreement as listed in EXHIBIT A, the "Renaissance Re Group Business", EXHIBIT B and EXHIBIT B PRIME, the "Directed Business", and RUM will have the right to calculate a quarterly Interest Credit on the funds held by the Company in respect of the applicable Subject Business. As set forth in Appendix I hereto, the Interest Credit will equal the Average Quarterly Experience Account Balance (as defined in Article III herein) multiplied by the applicable Average Quarterly one-year US Treasury Note rate (as defined in Article III herein). The Company agrees to provide the quarterly premium collected, loss and loss adjustment expenses paid and acquisition expenses paid for the purpose of this calculation, at the end of each Annual Period, and shall pay the Interest Credit concurrently with the Annual Profit Commission payment, if requested by RUM.

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ARTICLE V: RETROCESSION OF SUBJECT BUSINESS

(1) OPTION TO RETROCEDE CONTRACTS: At the sole option of RUM, RUM will have the right to designate individual contracts from the Directed Business listed in EXHIBIT B and EXHIBIT B PRIME to be retroceded to Renaissance Reinsurance Ltd. No more than 30% of Company's signed line may be retroceded. The contracts designated by RUM to be retroceded will be included in this Agreement as an EXHIBIT C to be attached to this Agreement and updated monthly, or as contracts are added.

(2) AGGREGATE CAP TO RETROCEDED CONTRACTS: As respects those contracts retroceded to Renaissance Reinsurance Ltd. in Article V (1) above, RUM at its sole option, can designate which of those contracts listed in EXHIBIT C will be subject to an Aggregate Loss Ratio Cap provided by the Company. Those contracts designated by RUM will be listed specifically in an EXHIBIT D to be attached to this Agreement and updated monthly, or as contracts are added. The Aggregate Loss Ratio Cap provided by the Company will limit the maximum liability from those contracts listed in EXHIBIT D to 225% of Gross Premiums Written for each annual period. The Aggregate Loss Ratio Cap will apply to the combined performance of all contracts listed in EXHIBIT D. At the time of referral of potential Subject Business, the parties will clearly indicate in which Exhibit the contracts will be included.

(3) EXPENSE OVERRIDE: As of each September 30th, RUM will pay an Expense Override Payment in consideration of the Aggregate Loss Ratio Cap provided by the Company in Article V (2) above.

         The Expense Override Rate shall be 3.0% percent.

         The Expense Override Payment will be the product of the Expense Override Rate times the Gross Premiums Written for the Contracts listed in EXHIBIT D. The Expense Override Payment shall be payable simultaneously with the Finder's Fee in Article IV (1).

ARTICLE VI: TERMS AND CONDITIONS

(1) This Agreement shall not restrict the rights or ability of RUM to offer services similar to those contemplated hereby to third parties including its own affiliates. The Company waives any claim based on any conflict of interest on the part of RUM or its employees arising from any RUM affiliate carrying on business similar to that of the Company.

(2) If any part of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid, such judgment will not affect or nullify the remainder of this Agreement but the effect thereof will be confined to the part immediately involved in the controversy adjudged.

(3) The waiver by either party hereto of any breach of this Agreement, whether in a single instance or repeatedly, shall not be construed as a waiver of rights under this Agreement to terminate the same because of similar, additional or future breaches. Further, such waiver shall not in any manner be construed as a waiver by the other party to strictly adhere to the terms and conditions of this Agreement nor as a waiver of any claim for damages or other remedy by reason of such breach.

(4) This Agreement shall be construed and enforced in accordance with, and governed by, the laws of Bermuda.

(5) Without the written consent of the other party, this Agreement may not be assigned by either of the parties hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any such assignments shall be subject to all necessary regulatory approvals.

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(6)      This Agreement may not be amended, and none of its provisions may be modified, except expressly by an instrument signed by the parties hereto; provided, however that the parties shall not modify or amend any material provision of this Agreement if such action requires the prior approval of the Registrar of Companies, without first obtaining such approval.

(7) This Agreement shall not be construed to create the relationship of employer or employee, partnership, or any type of joint venture relationship, between the Company and RUM.

(8) Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than RUM and the Company and their respective successors. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third persons to RUM or the Company. No provision of this Agreement shall give any third persons any right of subrogation or action over or against RUM or the Company.

(9) Except as provided herein, RUM shall not have any other or further obligations or responsibilities to the Company, including, but not limited to, any liability for the uncollectability of any reinsurance premium, the profitability of the business of the Company, the solvency of any person (including the Company) or the failure of third parties (including insurers and reinsurers) to fulfill their obligations.

(10) This Agreement, including any exhibits hereto, sets forth the entire understanding of the parties with respect to the transactions contemplated thereby and hereby, and merges and supersedes all prior discussions, agreements, promises, representations, warranties and arrangements of every kind and nature between them as to the subject matter hereof, and neither party shall be bound by any condition, warranty or representation relating to such subject matter other than as expressly provided for in the Original Agreement or this Agreement or as may be set forth in a subsequent writing signed by the party which is to be bound thereby.

(11) No uncertainty or ambiguity herein shall be construed or resolved against either party, whether under any rule of construction or otherwise. Neither party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by the parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

(12) All notices or other communications that are required or permitted hereunder shall be in writing and sufficient if delivered by hand, or by courier or overnight carrier, to the Company or RUM at its address set forth below (or at such other address as the Company or RUM may designate by notice as provided hereunder), and shall be deemed to have been delivered as of the date so delivered.

ARTICLE VII: ARBITRATION

(1) Any dispute arising out of, or related in any way to this Agreement or the transactions hereunder, including its formation and validity, shall be submitted to a panel of arbitrators sitting in Bermuda. The panel shall be composed of two arbitrators, one to be chosen by each party, and an umpire to be chosen by the arbitrators. The arbitrators and umpire shall be disinterested, active or retired executive officers of property or casualty insurance or reinsurance companies, not under the control or management of either party to this Agreement.

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(2)      Each party shall select an arbitrator within 30 days after written request for arbitration has been received from the requesting party. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the requesting party shall also appoint the second arbitrator.

(3) The panel shall make its decision in the context of the custom and usage of the insurance and reinsurance industry. They shall interpret this Agreement as an honorable engagement, and shall settle any dispute under this Agreement according to an equitable, rather than strictly legal, interpretation of its terms with a view to effecting the general purpose of this Agreement. The panel is relieved of all judicial formality and may abstain from following the strict rules of law. The panel shall have the power to fix all procedural rules for the arbitration, including but not limited to, the discretionary power to make orders regarding any matters which it may consider proper under the circumstances of the case relating to pleadings, discovery, inspection of documents, and examination of witnesses. The panel shall have the power to receive and act upon such evidence, whether oral or written, as it in its sole discretion shall deem relevant to the dispute.

(4) The panel shall render a decision in writing within 60 days after the matter is finally submitted to it unless the parties agree to an extension. Any decision by a majority of the panel members shall be final and binding on the parties. If either of the parties fails to comply with the panel's decision, the other party may apply for its enforcement to a court of competent jurisdiction.

(5) Unless ordered differently by the panel, each party shall bear the expenses of its own arbitrator, and shall jointly and equally bear with the other party the expenses of the umpire. In the event both arbitrators are chosen by one party, the fees of all three arbitrators shall be equally divided between the parties. The remaining costs of the arbitration proceeding shall be allocated by the panel as part of it award.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed in its company name by its respective Officer, hereunto duly authorized as of the date first written above.

PLATINUM UNDERWRITERS BERMUDA LTD.

SIGNED by /s/ Bart Hedges
          ----------------------------------
Name: Bart Hedges
Title: Chief Operating Officer

RENAISSANCE UNDERWRITING MANAGERS LTD.

SIGNED by /s/ John D. Nichols, Jr.
          ---------------------------------
Name: John D. Nichols, Jr.
Title: President

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